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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-31911) pertaining to the 1995 Stock Option Plan of SRI/Surgical Express, Inc. (formerly Sterile Recoveries, Inc.) of our report dated February 7, 2003, with respect to the consolidated financial statements and schedule of SRI/Surgical Express, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                             /s/ ERNST & YOUNG LLP

Tampa, Florida
March 28, 2003